SEVENTH AMENDMENT
TO
AGREEMENT FOR PURCHASE AND SALE

This SEVENTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”) is effective as of the 15th day of July, 2009, by and between the undersigned selling entities (collectively, “Seller”) and CIVIC CENTER PROFESSIONAL BUILDING, INC., a California corporation (“Buyer”).

Recitals

A. Seller and Buyer (successor in interest to Robert Ko) are parties to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective April 21, 2009, as amended by First Amendment to Agreement for Purchase and Sale dated May 6, 2009, Second Amendment to Agreement for Purchase and Sale dated May 12, 2009, Third Amendment to Agreement for Purchase and Sale dated May 15, 2009, Fourth Amendment to Agreement for Purchase and Sale dated May 22, 2009, Fifth Amendment to Agreement for Purchase and Sale dated May 29, 2009, and Sixth Amendment to Agreement for Purchase and Sale dated June 17, 2009 (as amended, the “Purchase Agreement”), for that certain real property located in Orange County, California, commonly known as 901 Civic Center Drive, Santa Ana, California, as more particularly described therein. Capitalized terms used in this Amendment and not defined herein shall have the meanings given such terms in the Purchase Agreement.

B. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows.

1. Closing. Closing is hereby extended to July 17, 2009.

2. Covenants of Seller. Section 8.3.2.1 of the Purchase Agreement is hereby deleted in its entirety.

3. No Other Amendments. Except with respect to the amendments expressly set forth in this Amendment, the Purchase Agreement remains unmodified in all other respects and in full force and effect. This Amendment is entered into pursuant to, and is intended to be read together and consistent with, the Purchase Agreement. However, if any inconsistencies exist between this Amendment and the Purchase Agreement, the provisions of this Amendment shall prevail over anything to the contrary in the Purchase Agreement.

4. Counterparts. This Amendment may be executed in counterparts. Facsimile or .pdf delivery shall be sufficient to form a binding agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first hereinabove written.

SELLER:	BUYER:
NNN VF 901 CIVIC, LLC,	CIVIC CENTER PROFESSIONAL

a Delaware limited liability company BUILDING, INC., a California

By:	Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, Its Vice President	corporation By: /s/ Robert Ko

Name: Robert Ko

Title: President

By: /s/ Michael Rispoli

Name: Michael Rispoli

Title: Chief Financial Officer

NNN 901 CIVIC, LLC,
a Delaware limited liability company
By:	Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, Its Manager
By: /s/ Michael Rispoli

Name: Michael Rispoli

Title: Chief Financial Officer